                           SCHEDULE 14C INFORMATION
              INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[_] Preliminary information statement    [_] Confidential, for use of the
                                             Commission only (as permitted by
                                             Rule 14c-5(d)(2))
[X] Definitive information statement


                           NATIONAL AIR CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [_]  Fee computed on table below per Exchange Act Rules 14-c-5(g) and 0-11.

   (1)  Title of each class of securities to which transaction applies: ______

   (2)  Aggregate number of securities to which transaction applies: _________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________

   (4)  Proposed maximum aggregate value of transaction: _____________________

   (5)  Total fee paid: ______________________________________________________

   [_]  Fee paid previously with preliminary materials: ______________________

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   _______________________________________

   (1)  Amount Previously Paid: ______________________________________________

   (2)  Form, Schedule or Registration Statement No: _________________________

   (3)  Filing Party: ________________________________________________________

   (4)  Date Filed: __________________________________________________________

                           NATIONAL AIR CORPORATION
                        701 N. POST OAK RD., SUITE 350
                             HOUSTON, TEXAS 77024


                                 July 12, 1999


Dear Stockholders:

     The board of directors of National Air Corporation has approved amending and restating the company's Articles of Incorporation.

     The holders of more than 50% of the outstanding shares of common stock of the company have also approved the foregoing actions by written consent.

     Pursuant to the provisions of Nevada law and the company's Articles of Incorporation, as amended, the holders of at least a majority of the outstanding voting shares are permitted to approve the Amended and Restated Articles of Incorporation by written consent in lieu of a meeting, provided that prompt notice of such actions are given to the other stockholders. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, an information statement must be sent to the holders of the voting stock who do not sign the written consent at least twenty days prior to the effective date of the action. This notice, which is being sent to all the holders of record as of June 30, 1999, is intended to serve as such notice under Nevada law and as the information statement required by the Exchange Act.

     PLEASE NOTE THAT YOU ARE NOT BEING ASKED TO SEND A PROXY, AND YOU ARE REQUESTED NOT TO SEND ONE.


                                    Sincerely yours,

                                    /s/ Marc I. Berens

                                    Marc I. Berens
                                    Chairman of the Board and
                                    President

                           NATIONAL AIR CORPORATION
                        701 N. POST OAK RD., SUITE 350
                             HOUSTON, TEXAS 77024


              Notice of Action by Written Consent of Stockholders


TO THE STOCKHOLDERS OF NATIONAL AIR CORPORATION:

     Notice is hereby given that the holders of more than 50% of the outstanding shares of common stock of the company have agreed to take action by written consent of the stockholders to approve the following:

     adoption of the Amended and Restated Articles of Incorporation, in the form of Exhibit "A" hereto, to the Company's current Articles of Incorporation, as amended, to change, among other items, the following:

     . name of the company from National Air Corporation to Berens Industries, Inc.;

     . number of authorized shares of Company's common stock from 20,000,000, par value $.001 to 50,000,000, par value $.001; and

     . number of authorized shares of Company's preferred stock from 1,000,000 Class A, par value $.25 and 1,000,000 Class B, par value $.10 to 10,000,000, par value $.001.

     The foregoing action is more fully described in the information statement accompanying this notice. The date of June 30, 1999 has been fixed for the determination of stockholders entitled to notice of the taking of such action by written consent of the stockholders. The actions are expected to be effective on or about August 2, 1999.


                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Marc I. Berens

                              Marc I. Berens
                              Chairman


July 12, 1999
Houston, Texas

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

                           NATIONAL AIR CORPORATION
                        701 N. POST OAK RD., SUITE 350
                             HOUSTON, TEXAS 77024


                                 JULY 12, 1999


                             INFORMATION STATEMENT

     This Information Statement is being mailed to the stockholders of National Air Corporation (hereinafter referred to as "Company" or "Corporation") on or about July 12, 1999, in connection with the previous approval by the board of directors of the Company of the corporate actions referred to below and their subsequent adoption by the majority of the stockholders of the Company by written consent without a meeting as provided by Nevada law. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended, of these corporate actions before they take effect. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 ACTIONS TAKEN

    The Company, as authorized by the necessary approvals of the board of directors and a majority of the Company's stockholders, have approved the following actions:

     adoption of the Amended and Restated Articles of Incorporation, in the form of Exhibit "A" hereto, to the Company's current Articles of Incorporation, as amended, to change, among other items, the following:

     . the name of the company from National Air Corporation to Berens Industries, Inc.;

     . the number of authorized shares of Company's common stock from 20,000,000, par value $.001 to 50,000,000, par value $.001; and

     . the number of authorized shares of Company's preferred stock from 1,000,000 Class A, par value $.25 and 1,000,000 Class B, par value $.10 to 10,000,000, par value $.001.

     The majority stockholders' consent with respect to the Amendment, will take effect 20 days after the mailing of this Information Statement or on such other date as may be specified by the board of directors. A summary of each of these matters is set forth herein.


                   ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     Of the 4,500,000 shares of the Company's common stock currently outstanding, 2,700,000 shares approved the action by written consent to amend and restate the Company's Articles of Incorporation.

     Effective June 15, 1999, the Company acquired all of the issued and outstanding shares of capital stock of Berensgallery.com, Inc., a Nevada corporation ("Subsidiary"). In connection with such acquisition, the Company issued an aggregate of 2,900,000 shares of authorized but unissued common stock, $0.001 par value, to the shareholders of Subsidiary ("Shareholders"). The Shareholders exchanged an aggregate of 2,900,000 shares of Subsidiary common stock for the 2,900,000 shares of Company common stock. Currently therewith, the Company issued 862,495 shares of common stock to certain consultants, for services rendered pursuant to Regulation D of the Securities Act of 1933.

     In connection with the reorganization, Nick Lovato, Kirsten Lovato and Jeffrey Jenson resigned as directors and officers and were replaced by the following: Marc I. Berens, Director, President, and Chief Executive Officer; Yolana S. Berens, Director; and William Ranshaw, Director. These persons will hold office until the next respective annual meeting of the stockholders and directors or until their respective successors have been elected and qualified or their prior resignations or terminations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of June 30, 1999 to show
(i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common stock, (ii) each of the Company's directors, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to such community property law where applicable.

     NAME OF BENEFICIAL              SHARES BENEFICIALLY   PERCENTAGE OF SHARES
           OWNER                             OWNED          BENEFICIALLY OWNED

Yolana Berens/(1)/                         2,563,000              57.0%
William Ranshaw/(1)/                          35,000                *
Marc I. Berens/(1)/                                -                *
Debra Tritt/(1)/                              25,000                *
Stephanie Gustafson/(1)/                      25,000                *
Eurotrade Securities, S.A./(2)/              250,000               5.6%
Jenson Services/(3)/                         669,923              14.9%
All Directors and Officers as a            2,598,000              57.7%
 Group (5 persons)/(4)/

* Owns less than 1% of common stock outstanding

                            ----------------------

(1) The business address of each individual is the same as the address of the company's principal executive offices.
(2) The business address of Eurotrade Securities, S.A. is 3/rd/ Floor Genesis Building, Georgetown, Grand Cayman, Cayman Islands, B.W.I.
(3) Includes 12,000 shares held by Jeff D. Jenson, the Vice President and Director of Jenson Services. The address of Jenson Services is 5525 S. 900
     E. #110, Salt Lake City, Utah 84117.
(4) Includes Mark Berens, Yolana Berens, William Ranshaw, Debra Tritt, and Stephanie Gustafson.

                            ----------------------

     To the best of the Company's knowledge, there are no known arrangements which may at a subsequent date result in a subsequent change in control of the Company.

                           CHANGE OF CORPORATE NAME

     The board of directors and majority stockholders of the Company adopted a resolution setting forth Amendments to the Company's Articles of Incorporation. The Amended and Restated Articles of Incorporation will be effective when filed with the Secretary of State of Nevada and will amend Article I of the Company's Articles of Incorporation to read as follows:

     "The name of the corporation shall be Berens Industries, Inc."

Upon the effective date of the name change, the trading symbol for the common stock on the OTC Electronic Bulletin Board will also be changed to more accurately reflect the new name. Stock certificates representing the Company's common stock issued prior to the effective date of the change in the corporate name to "Berens Industries, Inc." will continue to represent the same number of shares, remain authentic, and will not be required to be returned to the Company or its transfer agent for reissuance. New stock certificates issued upon transfer of shares of common stock after the name change will bear the name "Berens Industries, Inc." Delivery of existing stock certificates will continue to be accepted in a sale transaction made by a shareholder after the corporate name is changed.

                     CHANGE IN NUMBER OF SHARES AUTHORIZED

     The board of directors and majority shareholders of the Company adopted a resolution changing the Company's capitalization. The company changed the number of shares of common stock authorized from 20,000,000 shares, par value $.001 to 50,000,000 shares, par value $.001. Also, the Company amended the authorized number of shares of preferred stock from 1,000,000 shares Class A, par value $.25 and 1,000,000 Class B, par value $.10 to 10,000,000, par value $.001. The Company believes the increase in capital stock is essential for the future growth of the Company.

     Below are descriptions of the Company's common stock and preferred stock.

Common Stock. The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of legally available funds. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

Preferred Stock. The Company's board of directors has the authority to issue up to 10,000,000 shares of preferred stock without any further vote or action by the stockholders, and to determine the price, rights, preferences, privileges and restrictions, including voting rights of those shares. Since the preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the common stock, the rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock. The issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock.


                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Marc I. Berens

                              Marc I. Berens,
                              President & Chief Executive Officer

                                  APPENDIX A

                      RESTATED ARTICLES OF INCORPORATION
                          OF NATIONAL AIR CORPORATION

     National Air Corporation, pursuant to Sections 78.390 and 78.403 of the Nevada Revised Statutes, adopts this Amended and Restated Articles of Incorporation. The following Amended and Restated Articles of Incorporation was adopted by unanimous consent of the Board of Directors pursuant to Section
78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.

     The following Amended and Restated Articles of Incorporation amends the original Articles of Incorporation in its entirety, as follows:

                                  ARTICLE I.

     The name of the corporation shall be Berens Industries, Inc. (hereinafter called the "Corporation").

                                  ARTICLE II.

     The total number of shares of stock that the Corporation shall have authority to issue is 60,000,000, consisting of 50,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock par value $.001 per share ("Preferred Stock").

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                                 ARTICLE III.

     The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows:

     To engage in any lawful activity for which Corporations may be incorporated under the Nevada General Corporation Law.

                                  ARTICLE IV.

     No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause. The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

                                  ARTICLE V.

     The Corporation shall have perpetual existence.

                                  ARTICLE VI.

     The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

                                 ARTICLE VII.

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented.

                                 ARTICLE VIII.

     The Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                  ARTICLE IX.

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE X.

     Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

                                  ARTICLE XI

     Special meetings of the stockholders of the Corporation for any purpose or purposes may only be called at any time by the Board of Directors or a committee thereof, the Chairman of the Board, or the President.


     Signed this ___ day of August, 1999.

                              NATIONAL AIR CORPORATION


                              By:_______________________________________
                              Name:  Marc I. Berens
                              Title: President

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